Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Foamex International Inc. on Form S-8 (File Nos. 33-74264, 33-94154, and 333-90020) of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's adoption of SFAS 142), appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended December 28, 2003.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey

March 9, 2004